news release

GODADDY REPORTS FIRST QUARTER 2021 EARNINGS RESULTS
Bookings top $1 billion, up 14% year over year
Raises full year revenue and unlevered free cash flow guidance

SCOTTSDALE, Ariz., May 5, 2021 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the first quarter ended March 31, 2021. GoDaddy also announced that Mark McCaffrey will be joining the company as its new Chief Financial Officer and Michele Lau will be joining as its new Chief Legal Officer.

“We're thrilled to report such a great start to what we believe will be a fantastic year for GoDaddy and our customers,” said GoDaddy CEO Aman Bhutani. “Our teams are moving faster than ever to deliver seamlessly intuitive products and experiences for Everyday Entrepreneurs, and we're committed to bringing the right products, people, and strategy ensuring we continually provide more and more value to our customers.”

“We reported our first $1 billion bookings quarter on strong demand as we invest to grow and scale the business. The strategy articulated a year ago is working, driving four quarters of accelerating growth and meaningful upside to our estimates,” said GoDaddy CFO Ray Winborne. “And our focus on prudent capital allocation is unwavering, as proven by four recently announced acquisitions and repurchasing 2% of our outstanding shares at attractive prices.”

“Over the past 25 years I have worked with Mark McCaffrey in multiple CFO and board roles. He has had a stellar career at PwC, including playing a critical role in the business model transformation at Adobe. His experiences will translate well into his new role at GoDaddy,” said GoDaddy Board Director, Mark Garrett. “I'm excited to have him on the team and looking forward to working with him again.”

Consolidated First Quarter Financial Highlights

	Three Months Ended March 31,
	2021	2020	Change

	(in millions)
GAAP Results
Revenue	$901.1	$792.0	13.8%
Net cash provided by operating activities	$221.3	$233.3	(5.1)%
Net income	$10.8	$43.2	NM
Non-GAAP Results
Unlevered free cash flow	$268.3	$234.5	14.4%
Operating Metric
Total bookings	$1,088.7	$951.1	14.5%

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•Total revenue of $901.1 million, up 13.8% year over year, or 13.4% on a constant currency basis.
•Total bookings of $1,088.7 million, up 14.5% year over year, or 13.5% on a constant currency basis.
•Net cash provided by operating activities of $221.3 million, down 5.1% year over year.
•Unlevered free cash flow of $268.3 million, up 14.4% year over year.
•Domains revenue of $422.7 million, up 18.8% year over year.
•Hosting and presence revenue of $310.3 million, up 4.4% year over year.
•Business applications revenue of $168.1 million, up 21.0% year over year.
•International revenue of $303.1 million, up 15.5% year over year, or 14.4% on a constant currency basis.

Business Highlights
•Year-to-date through May 5, GoDaddy repurchased 3.5 million shares of its Class A common stock for an aggregate purchase price of $275.8 million for an average price per share of $78.81. These repurchases represent an approximately 2% reduction in fully diluted shares outstanding. The Board of Directors also approved an incremental $775 million share repurchase authorization, bringing the total repurchase capacity to $1 billion.
•GoDaddy launched payments within its WooCommerce plugin for WordPress, the largest content management system in the world.
•In April, GoDaddy launched Facebook Boosted Posts, empowering GoDaddy customers to create and manage simple advertising campaigns on Facebook from within Websites + Marketing.
•Websites + Marketing, GoDaddy's suite of online presence solutions, now empowers GoDaddy customers to create, edit, post, and engage on Instagram directly within their Websites + Marketing dashboard.
•GoDaddy launched Online Appointments Social Composer, helping GoDaddy's service-based customers market their services and drive appointment bookings on their website through social media channels.
•GoDaddy released Action Plan, embedding guidance directly in the Websites + Marketing editor which leverages data from millions of websites to provide GoDaddy customers with their next best action.
•GoDaddy launched a plugin bundle expansion for its Managed WordPress e-Commerce customers, featuring free access to a library of over 75 premium WooCommerce extensions giving web designers and developers (Pros) greater flexibility and infinite possibility to create fully featured and customized WooCommerce stores for their clients and increasing the value of GoDaddy's plugins to the Pro community.
•GoDaddy hosted Expand 2021, its first ever conference for web designers and developers, bringing the community together to share ideas and experiences, make connections and support each other. Thousands of Pros registered and shared positive feedback from the virtual event, helping GoDaddy deliver on its commitment to unlock the power of its Pro community and help Pro customers upskill and drive their own success.
•In April 2021, GoDaddy acquired Re:amaze giving small businesses the ability to communicate with customers across email, text, online chat, social media, voice and video conversations in one shared inbox. With automated bot support and one-click access to live support, Re:amaze gives small businesses the tools to have meaningful, real-time conversations with customers, whenever and wherever they want to engage.
•GoDaddy Registry announced that it is acquiring the .club and .design domain extensions, as well as 28 domain extensions and certain other business assets owned and operated by
14455 N. Hayden Road Scottsdale, AZ 85260 T: 480.505.8800 https://investors.godaddy.net

Minds + Machines Group Limited (MMX), further enhancing GoDaddy's strength and offerings in the domains space.
•In February 2021, GoDaddy issued $800 million unsecured senior notes in a private placement offering with the proceeds retained for general corporate purposes. The senior notes were issued at par and bear interest at 3.5%, maturing on March 1, 2029.

Balance Sheet
At March 31, 2021, total cash and cash equivalents were $1,293.1 million, total debt was $3,945.5 million and net debt was $2,652.4 million.
Share Repurchase Authorization
GoDaddy today announces that its Board of Directors has approved an incremental $775 million share repurchase authorization, bringing the total repurchase capacity to $1 billion. GoDaddy may purchase shares of its Class A common stock from time to time in open market purchases, block transactions and privately negotiated transactions, in accordance with applicable federal securities laws. The program has no time limit and may be modified, suspended or terminated by the company at any time without prior notice. The amount and timing of repurchases are subject to a variety of factors including liquidity, share price, market conditions, and legal requirements. Share repurchases will be funded by available cash and cash equivalents.
Business Outlook
For the second quarter ending June 30, 2021, GoDaddy expects revenue of approximately $920 million, or approximately 14% year over year growth. Revenue growth by category is expected to approximate high-teens growth in Domains, and Business Applications with high-single-digit growth in Hosting and Presence.
GoDaddy raised its full year revenue expectations by $45 million to $3.745 billion, representing approximately 13% year over year growth. Revenue growth by category is expected to approximate double-digit growth in Domains, high-single-digit growth in Hosting and Presence, and high-teens growth in Business Applications.
For the full year, GoDaddy raised its unlevered free cash flow expectation to approximately $955 million, representing full year growth of 16% versus 2020.
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). We do not provide reconciliations from non-GAAP guidance to GAAP, because projections of changes in individual balance sheet amounts are not possible without unreasonable effort, and presentation of such reconciliations would imply an inappropriate degree of precision. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2021 results at 5:00 p.m. Eastern Time on May 5, 2021. To hear the call, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx for webcast information. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor
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Relations website at the time of the earnings call. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; any statements about historical results that may suggest future trends for our business; any statements regarding our plans, strategies or objectives with respect to future operations, including international expansion plans, partner integrations and marketing strategy; any statements regarding future financial results; statements concerning GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; changes to executive leadership; and any statements of assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of COVID-19; and execution of share repurchases.
Additional risks and uncertainties that could affect GoDaddy’s financial results are included in the other filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition" in our Annual Report on Form 10-K for the year ended December 31, 2020, which is available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
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Non-GAAP Financial Measures and Other Operating Metrics
In addition to our results determined in accordance with GAAP, this release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents cash receipts from the sale of products to customers in a given period adjusted for products where we recognize revenue on a net basis and without giving effect to certain adjustments, primarily net refunds granted in the period. Total bookings provides valuable insight into the sales of our products and the performance of our business since we typically collect payment at the time of sale and recognize revenue ratably over the term of our customer contracts. We report total bookings without giving effect to refunds granted in the period because refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale. Accordingly, by excluding net refunds, we believe total bookings reflects the effectiveness of our sales efforts in a given period.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Net Debt. We define net debt as total debt less cash and cash equivalents and short-term investments. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross Merchandise Volume (GMV). GMV is an operating metric and represents the total dollar value of orders facilitated by our customers through the Websites + Marketing and Sellbrite platforms, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is helpful to illustrate the volume of commerce facilitated by our products.
About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
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GoDaddy Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue:
Domains	$422.7	$355.9
Hosting and presence	310.3	297.2
Business applications	168.1	138.9
Total revenue	901.1	792.0
Costs and operating expenses(1)(2)
Cost of revenue (excluding depreciation and amortization)	321.2	277.1
Technology and development	186.4	134.5
Marketing and advertising	132.7	93.1
Customer care	78.6	85.2
General and administrative	95.2	85.5
Depreciation and amortization	49.0	52.2
Total costs and operating expenses	863.1	727.6
Operating income	38.0	64.4
Interest expense	(28.7)	(21.2)
Other income (expense), net	0.7	(1.4)
Income before income taxes	10.0	41.8
Benefit for income taxes	0.8	1.4
Net income	10.8	43.2
Less: net income attributable to non-controlling interests	—	0.3
Net income attributable to GoDaddy Inc.	$10.8	$42.9
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.06	$0.25
Diluted	$0.06	$0.24
Weighted-average shares of Class A common stock outstanding:
Basic	169,435	173,113
Diluted	173,053	177,857
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.2	$0.1
Technology and development	27.0	21.1
Marketing and advertising	6.2	4.6
Customer care	3.0	2.6
General and administrative	16.2	17.0
Total equity-based compensation expense	$52.6	$45.4

(2) Costs and operating expenses include acquisition-related costs as follows:
Technology and development	$29.2	$1.5
Customer care	1.4	0.1
General and administrative	16.3	8.3
Total acquisition-related costs	$46.9	$9.9

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GoDaddy Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,293.1	$765.2
Accounts and other receivables	48.3	41.8
Registry deposits	28.9	31.1
Prepaid domain name registry fees	413.8	392.4
Prepaid expenses and other current assets	107.6	60.8
Total current assets	1,891.7	1,291.3
Property and equipment, net	246.5	257.3
Operating lease assets	134.1	142.0
Prepaid domain name registry fees, net of current portion	183.2	176.1
Goodwill	3,496.2	3,275.1
Intangible assets, net	1,262.6	1,255.1
Other assets	45.0	36.0
Total assets	$7,259.3	$6,432.9
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$70.5	$51.0
Accrued expenses and other current liabilities	494.2	527.6
Deferred revenue	1,806.2	1,711.3
Long-term debt	24.1	24.3
Total current liabilities	2,395.0	2,314.2
Deferred revenue, net of current portion	762.3	725.1
Long-term debt, net of current portion	3,874.9	3,090.1
Operating lease liabilities, net of current portion	160.0	166.7
Other long-term liabilities	55.5	56.6
Deferred tax liabilities	82.6	92.0
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,373.4	1,308.8
Accumulated deficit	(1,375.2)	(1,190.9)
Accumulated other comprehensive loss	(71.2)	(131.0)
Total stockholders' deficit attributable to GoDaddy Inc.	(72.8)	(12.9)
Non-controlling interests	1.8	1.1
Total stockholders' deficit	(71.0)	(11.8)
Total liabilities and stockholders' deficit	$7,259.3	$6,432.9

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GoDaddy Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income	$10.8	$43.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.0	52.2
Equity-based compensation expense	52.6	45.4
Other	6.4	7.1
Changes in operating assets and liabilities, net of amounts acquired:
Registry deposits	2.1	5.4
Prepaid domain name registry fees	(28.3)	(12.6)
Deferred revenue	127.1	96.5
Other operating assets and liabilities	1.6	(3.9)
Net cash provided by operating activities	221.3	233.3
Investing activities
Maturities of short-term investments	—	23.7
Business acquisitions, net of cash acquired	(298.5)	(146.4)
Purchases of property and equipment	(9.0)	(13.5)
Other investing activities	1.0	0.3
Net cash used in investing activities	(306.5)	(135.9)
Financing activities
Proceeds received from:
Issuance of senior notes	800.0	—
Stock option exercises	11.6	15.3
Payments made for:
Repurchases of Class A common stock	(180.1)	(315.7)
Repayment of term loans	(8.1)	(6.2)
Other financing obligations	(9.7)	(0.7)
Net cash provided by (used in) financing activities	613.7	(307.3)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	(1.5)
Net increase (decrease) in cash and cash equivalents	527.9	(211.4)
Cash and cash equivalents, beginning of period	765.2	1,062.8
Cash and cash equivalents, end of period	$1,293.1	$851.4

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Reconciliation of Non-GAAP Financial Measures and Other Operating Metric
The following tables reconcile each non-GAAP financial measure and other operating metric to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2021	2020

	(in millions)
Total bookings:
Total revenue	$901.1	$792.0
Change in deferred revenue	122.7	96.3
Net refunds	62.1	63.3
Other	2.8	(0.5)
Total bookings	$1,088.7	$951.1

	Three Months Ended March 31,
	2021	2020

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$221.3	$233.3
Cash paid for interest on long-term debt	15.0	11.2
Cash paid for acquisition-related costs(1)	38.7	3.5
Capital expenditures	(9.0)	(13.5)
Cash paid for restructuring charges(2)	2.3	—
Unlevered free cash flow	$268.3	$234.5
_______________________________
(1) Includes $29.4 million in compensatory payments expensed in connection with our February 2021 acquisition of Poynt.
(2) Includes lease payments related to our Austin facility, which was closed in connection with the June 2020 restructuring.

The following table provides a reconciliation of net debt:

March 31, 2021

(in millions)
Net Debt:
Current portion of long-term debt	$24.1
Long-term debt	3,874.9
Unamortized original issue discount and debt issuance costs	46.5
Total debt	3,945.5
Less: cash and cash equivalents	(1,293.1)
Net debt	$2,652.4

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Shares Outstanding
Shares of Class B common stock do not share in our earnings and are not participating securities. Total shares of common stock outstanding are as follows:

	March 31,
	2021	2020

	(in thousands)
Shares Outstanding:
Class A common stock	168,445	167,627
Class B common stock	479	1,286
Total common stock outstanding	168,924	168,913
Effect of dilutive securities(1)	3,034	3,384
	171,958	172,297
_______________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Mark Grant
602.817.7200
investors@godaddy.com

Media
Dan Race
480.505.8877
pr@godaddy.com

Source: GoDaddy Inc.

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